CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A  of our report dated February 28, 2014, relating to the financial statements and financial highlights which appear in the December 31, 2013 Annual Report of the Funds as listed in Appendix 1, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 29, 2014

Appendix I

Wilshire Mutual Funds, Inc.

1.	Large Company Growth Portfolio

2.	Large Company Value Portfolio

3.	Small Company Growth Portfolio

4.	Small Company Value Portfolio

5.	Wilshire 5000 IndexSM Fund

6.	Wilshire International Equity Fund (formerly the Wilshire Large Cap Core Plus Fund)

Wilshire Variable Insurance Trust

7.	2015 ETF Fund

8.	2025 ETF Fund

9.	2035 ETF Fund

10.	Equity Fund

11.	Balanced Fund

12.	Income Fund

13.	Small Cap Fund (formerly the Small Cap Growth Fund)

14.	International Equity Fund

15.	Socially Responsible Fund